EXHIBIT 10.9

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSION.

                          ARENA NAMING RIGHTS AGREEMENT

         THIS NAMING RIGHTS AGREEMENT ("Agreement) is entered into as of the 17th day of August, 2000, by and among KIEL CENTER PARTNERS, L.P. a Missouri limited partnership ("KCP") with offices at 1401 Clark Avenue, St. Louis, Missouri 63103, SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation ("Savvis") with offices at 717 Office Parkway, St. Louis, Missouri 63141, and BRIDGE INFORMATION SYSTEMS, INC., a Missouri corporation ("Bridge") with offices at 717 Office Parkway, St. Louis, Missouri 63141. SAVVIS COMMUNICATIONS
CORPORATION, a Missouri corporation, is the owner of certain intellectual property covered by this Agreement and is signing this Agreement to acknowledge certain obligations with respect to such intellectual property hereunder.

                                    RECITALS

         A. KCP owns and operates the Arena (as defined below). The Arena is currently the venue for home games played by the St. Louis Blues and other sports and entertainment events. Savvis is a publicly-traded company, which as of the date of this Agreement specializes in providing business-to-business Internet service, global data networking services and co-location/hosting provider services.

         B. Savvis desires to license from KCP the naming rights to the Arena, as well as other ancillary benefits related thereto. KCP desires to license to Savvis certain naming rights to the Arena, and provide other ancillary benefits related thereto, subject to the terms and conditions set forth herein and subject to certain rights to require Bridge to assume all rights, duties and obligations of Savvis, as provided herein.

                  NOW, THEREFORE, in consideration of the mutual promises, duties and obligations set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.       Definitions.

         a. "Arena" refers to the arena currently known as Kiel Center, including those areas immediately surrounding the Arena which are owned by or under the control of KCP, but specifically excludes the Kiel Opera House.

         b. "Arena  Advertising  Inventory"  refers  collectively  to the Naming
Rights Holder Advertising, Naming Rights Holder Amenities and Naming Rights Inventory as more particularly detailed in Exhibit A, together with all substitutions, additions and enhancements thereto which may subsequently be agreed to by the parties.

         c. "Arena Event" refers to a sporting activity, exhibition or game, musical concert, theater event, convention, trade show, charitable event, political event, religious gathering and any such other event which takes place in or at the Arena and which is open to the general public.

         d. "Arena Graphic Logo" refers to the trademark incorporating the Arena Mark and an artist's graphic design, which is to be created pursuant to Section 9 and which is subject to modification pursuant to Section 8 hereof.

         e. "Arena Mark" refers to the "words only" trademark comprising all or a portion of one or more Naming Rights Holder House Marks and which is to be created pursuant to Section 9 and which is subject to modification pursuant to
Section 8 hereof. As of the Naming Rights Effective Date, the Arena Mark shall consist only of the words "Savvis Center".

         f. "Bridge Business" means the business of being a (i) provider of financial information and/or financial news services, (ii) provider of web design, web hosting and network services, and/or (iii) provider of brokerage and electronic trading services.

         g. "Bridge Direct Competitor" means any person or entity which operates primarily as a (a) provider of financial information and/or financial news services; or (b) provider of web design, web hosting and network services; or
(c) provider of brokerage and electronic trading services.

         h. "KCP Control" means that (i) KCP, (ii) Bill Laurie, (iii) Nancy Laurie, (iv) EPL, LLC, (v) EPL II, LLC (Paige Sports) , (vi) EPL III, LLC, (vii) EPL IV, LLC, and/ or (viii) any other entity in which a controlling interest is owned by one or any combination of the persons or entities in the foregoing clauses (i) - (vii), directly or indirectly controls a matter, entity, decision and/ or action.

         i. "Major Dispute" means any dispute between the parties involving (i) the failure by Naming Rights Holder to pay any portion of the Naming Fee on or before the date due and to cure such deficiency within the applicable grace period; (ii) any assertion by Naming Rights Holder that it is not receiving adequate Arena Advertising Inventory benefits pursuant to this Agreement by virtue of the fact that neither an NHL nor an NBA franchise plays its home games in the Arena; (iii) failure of KCP to provide the signage substantially as set forth in Sections 1 and 2 of Exhibit A, subject to the limitations set forth herein; or (iv) a default claimed pursuant to Section 15(c)(ii), 15(c)(iii), 15(c)(iv) or 15(c)(v).

         j. "Minor Dispute" means any dispute between the parties which is not a Major Dispute.

         k. "Naming Fees" has the meaning set forth in Section 6 hereof.

         l. "Naming Rights" means the exclusive right and license during the Term to name the Arena.

         m. "Naming Rights Effective Date" means August 31, 2000.

         n. "Naming Rights Holder" means the party which, pursuant to this Agreement, has the right to exercise the Naming Rights. As of the Naming Rights Effective Date (as defined herein) Savvis shall be considered the Naming Rights Holder, subject at all times to the provisions of Section 8 hereof.

         o. "Naming Rights Holder Advertising" means any and all advertising, promotions and/or sponsorships which are or are intended to advertise, promote or otherwise publicize the name and/or identity and/or business of the Naming Rights Holder as set forth on Exhibit A, together with all substitutions, additions and enhancements thereto which may subsequently be agreed to by the parties.

         p. "Naming Rights Holder Amenities" means all benefits and/or amenities provided or to be approved for the use and/ or benefit of the Naming Rights
Holder other than the Naming Rights Holder Advertising and the Naming Rights Holder Inventory as set forth on Exhibit A, together with all substitutions, additions and enhancements thereto which may subsequently be agreed to by the parties.

         q. "Naming Rights Holder Business" means the business of being a (i) business-to-business Internet service provider;(ii) a global data networking provider and/or (iii) a co-location/hosting provider, subject, however, to the provisions of Sections 5 and 8 hereof.

         r. "Naming Rights Holder House Marks" means the trademarks of the Naming Rights Holder specifically identified in Exhibit B, subject to the provisions of Sections 8 and 9.

         s. "Naming Rights Inventory" means any and all manner of advertising, promotions and/or sponsorships as set forth in Exhibit A hereto, together with all substitutions, additions and enhancements thereto which may subsequently be agreed to by the parties, which are or are intended to incorporate or otherwise utilize the Arena Graphic Logo and/or the Arena Mark.

         t. "NBA" refers to the National Basketball Association, or its successor league.

         u. "NHL" refers to the National Hockey League, or its successor league.

         v. "St. Louis Blues" refers to the St. Louis Blues NHL club or its successor.

         w. "Savvis Direct Competitor" means (i) any person or entity which operates primarily as a (a) business-to-business Internet service provider, or
(b) global data networking provider,  or (c)  co-location/hosting  provider;  or
(ii) any person or entity, at least 50.1% of whose business, as determined based on gross revenues if such gross revenues are publicly and readily available at no cost to Naming Rights Holder or, if not so available, then as determined by such other commercially reasonable methods, consists of providing business-to-business Internet service, global data networking services, or co-location/hosting services, or any combination thereof; or (iii) Reuters, Bloomberg or Thomson Companies (including ILX whether or not one of or affiliated with the Thomson Companies); provided, however, that none of the following shall be considered to be a Savvis Direct Competitor: (A) providers of telecommunications equipment and services, such as AT&T, Sprint, MCI, Lucent, Nortel, Qwest, etc., provided that any sponsorship or other arrangements with providers of telecommunications equipment or services shall be specific to local, long distance or wireless telephone service and/or equipment (i.e. AT&T could not advertise as "AT&T" on a dasher board, but could advertise as "AT&T Wireless"); (B) residential and consumer Internet service providers, such as America Online, Earthlink, etc.; (C) providers of Internet search engines or other Internet searching tools, such as Yahoo, Alta Vista, etc.; (D) Dow Jones Companies; and (E) web site design companies. A list of Savvis Direct Competitors as of the Naming Rights Effective Date is set forth in Exhibit C.

         x. "Term" means the period from the Naming Rights Effective Date through and including July 31, 2020 (the "Term"), unless earlier terminated pursuant to the terms of this Agreement.

2. Grant of Rights. Subject to the contingency set forth in Section 26.i below, KCP hereby grants the following rights to Naming Rights Holder:

         a. Naming Rights. During the Term of this Agreement, KCP hereby licenses the Naming Rights to Naming Rights Holder. As of the Naming Rights Effective Date, the Arena shall be known as the "Savvis Center" and all references in this Agreement to the Arena shall then refer to "Savvis Center," subject to the provisions of Section 8 hereof. Subject to the provisions of
Section 8 hereof, KCP shall use commercially reasonable efforts during the Term to (i) cause any and all announcements relating to the Arena or an Arena Event in print or broadcast media advertising for the Arena or an Arena Event to refer to the Arena as "Savvis Center"; (ii) identify the Arena as "Savvis Center" in all official documents, press releases, and Naming Rights Inventory; (iii) cause others (including, without limitation, news media, sports teams, service providers, advertisers promotors and sponsors) to identify the Arena as "Savvis Center" (provided that any failure of such parties to refer to the Arena as the Savvis Center shall not be considered a breach of this Agreement); and (iv) use the Arena Graphic Logo and Arena Mark consistent with the provisions of this Agreement. KCP shall use commercially reasonable efforts to include in all contracts (including leases and use agreements) involving the use of the Arena for any Arena Event open to the public or for the provision of services in connection with an Arena Event open to the public, which is entered into after the Naming Rights Effective Date, a requirement to refer to and identify the Arena as "Savvis Center" in all promotional, advertising and other material disseminated to the public by or on their behalf.

         b. Arena Advertising Inventory. During the Term of this Agreement, KCP hereby grants to Naming Rights Holder the exclusive right and license to have the Arena Mark or the Arena Graphic Logo prominently displayed on all Naming Rights Inventory and to enjoy the Naming Rights Holder Advertising rights and benefits. KCP agrees to use commercially reasonable efforts to effect all changes necessary to cause the Arena Mark and/or the Arena Graphic Logo, as the case may be, to be displayed on the Naming Rights Inventory as soon as practicable. Provided that Savvis and KCP are able to agree on the design for the Arena Graphic Logo by August 23, 2000, KCP agrees to effect all changes prior to the first home game of the St. Louis Blues for the 2000-01 NHL regular season (the "First Home Game"), with the exception of those items listed in Exhibit A, Sections 1.b, 1.c, 1.e, 4.b, 4.c, 4.e, 4.f, 4.g, 4.h, 6.a, 6.c, 8.a,
9.e, 9.f, 9.g and 12, which will be completed at some time after the First Home Game (subject to the limitations on the items set forth in Section 12 of Exhibit
A). KCP shall not permit any person or entity to have a sign or display in the Arena or on the property of the Arena which is larger than signage or a display in the same category and type of signage/display utilized for the Arena Mark, Arena Graphic Logo and/or the Naming Rights Holder House

Marks. In the event KCP proposes to grant or permit another person or entity the use of advertising, promotional or sponsorship media of a type which is not included in the Arena Advertising Inventory and which media is not of a type then being utilized by such person or entity or any other person or entity relative to the Arena or an Arena Event, then KCP agrees to discuss with Naming Rights Holder whether such media may be included in the Arena Advertising Inventory for the benefit of the Naming Rights Holder in a manner comparable, but no smaller, less frequent, or less visible to that which KCP proposes to offer to a third party, provided that (i) Naming Rights Holder shall pay for additional inventory at the same rate at which such other person or entity is paying for comparable inventory, and (ii) Naming Rights Holder acknowledges that certain types of advertising benefits may be of such a nature that they cannot become part of the Arena Advertising Inventory (i.e. logos on seats where there is room for only one advertiser), and KCP shall not be required to offer such inventory to Naming Rights Holder pursuant to this Agreement.

         c. Advertising Exclusivity. Subject to the restrictions and limitations set forth in Section 3 and 4 below and the provisions on the possible change in the business of the Naming Rights Holder set forth in Section 5, KCP hereby grants "advertising exclusivity" to Naming Rights Holder during the Term. For purposes of this Agreement, "advertising exclusivity" means that no Savvis Direct Competitor (or Bridge Direct Competitor if Bridge is the Naming Rights Holder) shall be permitted, in connection with the Arena, its operations, or any Arena Event, to advertise itself in media of any type under KCP Control (including without limitation, program advertising in sports team or other programs and/or any of the media identified in Exhibit A hereto) or to promote, sponsor (or co-sponsor) or be advertised or promoted in any manner or in any media of any type under KCP Control (including, without limitation, program advertising in sports team or other programs and/or any of the media identified in Exhibit A hereto).

                  i. Exclusivity of Advertising for Teams Which Play in the Arena. The parties acknowledge that this Agreement does not grant exclusive advertising rights for those teams or leagues which may play one or more games in the Arena during the Term (except as otherwise provided herein in connection with the St. Louis Blues and in connection with any NBA franchise, subject, however, to the provisions of Section 6.c of this Agreement with respect to an NBA franchise). KCP agrees that, with respect to any team under KCP Control, KCP shall give Naming Rights Holder the first option to negotiate, and shall negotiate in good faith with Naming Rights Holder, to provide Naming Rights Holder with advertising exclusivity within the appropriate category of goods and services (e.g., Naming Rights Holder Business for the Naming Rights Holder in effect as the time), for such team or league during the Term. The parties agree that such exclusivity will require the payment of an additional fee, which KCP agrees shall be commercially reasonable and shall correspond with the applicable market for exclusive advertising rights for the corresponding team.

         d. New Teams or Leagues. As described above, in the event that an NBA franchise agrees to play its home games in the Arena, then KCP shall cause the Arena Advertising Inventory to include substantially those items described in Exhibit D. Naming Rights Holder acknowledges and agrees that, in the event that any team or league other than the St. Louis Blues or an NBA Franchise agrees to play its home games in the Arena, Naming Rights Holder shall not be entitled to any specific advertising benefits related to such team or league, except that KCP agrees to cause such team or league (i) to recognize and abide by Naming Rights Holder's Advertising Exclusivity as described herein, and (ii) to refer to the Arena as the "Savvis Center" in all promotions for that team or league which include references to the Arena.

3.       Limitations on Rights in Favor of Naming Rights Holder.

         a. Non-Application of Advertising Exclusivity. The advertising exclusivity granted under this Agreement shall not apply to (i) advertising rights granted separately by the NHL or NBA in connection with their league-mandated national broadcast arrangements (or any other NHL or NBA-mandated advertising); and (ii) shall not preclude KCP or its principals, employees or agents from contracting to host bona fide events at the Arena for which a Savvis Direct Competitor has contracted for sponsorship rights. By way of example, if a Savvis Direct Competitor sponsors a national tour, KCP shall not be prohibited from contracting with that promoter to host such tour in the Arena even if this involves a Savvis Direct Competitor advertising and promoting itself in the Arena and in the marketplace.

         b. Likeness. Naming Rights Holder acknowledges and agrees that the rights granted pursuant to this Agreement do not include: (i) the right to use the names, likenesses, voices or images of any NHL players or coaches (including without limitation St. Louis Blues players or coaches) or NBA players or coaches on or in connection with the promotion or advertising of Naming Rights Holder or its services; (ii) except for the player appearances specified in

Exhibit A, the right to require players or coaches from any NHL team (including without limitation the St. Louis Blues) or any NBA franchise which may play its games in the Arena to appear on behalf of or endorse Naming Rights Holder or its services; or (iii) the right to use any property owned or controlled by the NHL, the National Hockey League Players Association, any National Hockey League coaches association, the NBA, the NBA Players Association, any NBA coaches association which may at any time be formed.

         c. NHL Rights. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall in all respects be subject to and subordinate to: (i) the NHL Constitution; (ii) the NHL By-Laws; (iii) all other rules, regulations and policies of the NHL and the resolutions of its Board of Governors; (iv) any Collective Bargaining Agreement between the NHL and/or its member clubs and other parties; (v) all consent decrees and settlement agreements entered into, between or among the NHL and its member clubs or the NHL, NHL member clubs and/or other persons in the furtherance of NHL business or interests or as otherwise authorized directly or indirectly by the NHL Board of Governors, the NHL Commissioner, or the NHL Constitution; (vi) any national network agreements between the NHL and third parties; and (vii) any national corporate marketing, licensing, sponsorship or similar agreements between the NHL (or NHL affiliates) and third parties, all as the same may now exist or hereafter be amended or enacted or as they may be interpreted by the Commissioner.

         Notwithstanding any other provision herein to the contrary, Naming Rights Holder agrees that KCP and the St. Louis Blues may allow or authorize any League Sponsor (as defined below) to engage in advertising and promotional activities in the St. Louis market (including, without limitation, in the Arena), or otherwise provide benefits to such League Sponsor, if such League
Sponsor is entitled to engage in such activities or receive such benefits pursuant to any sponsorship or promotional licensing arrangement now or hereafter entered into between such League Sponsor and the NHL or any of its affiliates (including, without limitation, NHL Enterprises, L.P. and NHL Enterprises Canada, L.P.). "League Sponsor" means any person or entity which currently is, or at any time becomes, a sponsor or promotional licensee of or with respect to any NHL event or program now or hereafter in existence. By way of illustration only and without limiting the generality of the foregoing, League Sponsors may place advertising and promotional materials (including displays) in the Arena, or conduct sweepstakes or in-store promotions in the St. Louis market in connection with a League event, such as the NHL All-Star Game, or in support of a League program, such as NHL All-Star Fan Balloting, NHL Freeze Play or NHL Breakout. Naming Rights Holder acknowledges and agrees that KCP is not obligated to compensate Naming Rights Holder via credits, make-goods or any other means for any preemptions made pursuant to this Section.

         Naming Rights Holder acknowledges and agrees that, in the event an NBA franchise decides to play its home games in the Arena, then this Agreement shall be modified to incorporate a comparable provision regarding NBA rights, rules and regulations.

4. Restrictions and Limitations on Rights on Exploitation of Arena Advertising Inventory; Restrictions on Exclusivity.

         a. Permitted Restrictions. Naming Rights Holder agrees that KCP shall not be in default under this Agreement if Naming Rights Holder is prohibited or otherwise prevented from receiving the benefit of and/or rights to certain aspects of the Arena Advertising Inventory or if one or more Savvis Direct Competitors is able to promote their goods or services under limited circumstances in connection with one or more Arena Events in a manner which would otherwise be in violation of the advertising exclusivity as a result, in either case, of rules, regulations, restrictions, limitations, agreements, laws, ordinances or requirements to the extent that either (i) the existence or the adoption of such rules, regulations, restrictions, limitations, agreements, laws, ordinances or requirements was not the result of the acts or omissions of KCP or its affiliates, partners, members, shareholders, directors or principals;
(ii) the avoidance of implementation  or the application of rules,  regulations, restrictions, limitations, laws, ordinances, agreements or requirements satisfying the requirements of (i) above is beyond the "commercially reasonable control" of KCP and/or its affiliates, partners, members, shareholders, directors or principals; or (iii) the existence or adoption of such rules, regulations, restrictions, limitations, agreements, laws, ordinances or requirements resulted from the affirmative actions of KCP or its affiliates, partners, members, shareholders, directors or principals, but such affirmative actions were not within the commercially reasonable control of KCP or its affiliates, partners, members, shareholders, directors or principals, to avoid taking (rules, regulations, restrictions, limitations, agreements and/or requirements that satisfy (i) or (ii) above are individually a "Permitted Restriction" and are collectively "Permitted Restrictions"). For purpose of this

Agreement, the term "commercially reasonable control" shall mean the level of control exercised in the normal course of business by a similar party in a similar situation. Without limiting the scope of what may constitute Permitted Restrictions, the rights and benefits granted by KCP to Naming Rights Holder are subject to each of the following to the extent such matter is a Permitted
Restriction:

                  i. League, Conference, Governing Body, etc. Rules. Rules and regulations restricting the Arena Advertising Inventory benefits imposed by (i) leagues (i.e. NBA, NHL) or conferences (i.e. NCAA, CUSA) whose teams participate in Arena Events, or (ii) such other governing bodies (i.e. U.S. Figure Skating Association) for certain events (i.e. ice shows). KCP agrees that Naming Rights Holder shall receive the benefit of any NBA, NHL, NCAA or other rule or regulation changes during or prior to the Term of this Agreement to the extent such changes either eliminate, alleviate, reduce or diminish Permitted Restrictions.

                  ii.  National or  Regional  Television  or Radio  Limitations.
         Rules and regulations imposed on KCP by a national or regional television network or radio station with the right to broadcast one or more of the Arena Events.

                  iii. Local Television or Radio. Limitations imposed by local television or radio broadcasters (not under KCP Control) with the right to broadcast one or more of the Arena Events on local television or radio.

                  iv. Blackout Rights. Blackout rights or other prevention of public display required by a league, conference or other governing body, or which are otherwise required by an owner, promoter or agent of an Arena Event, provided that KCP shall use reasonable commercially efforts to avoid such rights and requirements.

                  v. Arena Events Not Under Control of KCP. Restrictions or limitations imposed by owner, promoter or producer of Arena Events not under KCP Control, provided that KCP shall use commercially reasonable efforts to avoid such restrictions or limitations.

                  vi. City Ordinances, Government Approval, etc. Applicable governmental laws, ordinances, agreements, rules or regulations.

                  vii. Arena Advertising Inventory Under the Discretion of KCP. KCP may, in its reasonable business judgment, choose to alter or eliminate those Naming Rights Inventory benefits which involve an advertising or promotional campaign by KCP or one of its affiliates (i.e. Sections 5, 6 and 7 as listed in Exhibit A), provided that KCP will undertake an advertising or promotional campaign which is reasonably comparable to that described in Sections 5, 6 and 7 of Exhibit A.

         b. Costs to Implement Permitted Restrictions. In the event that Naming Rights Holder is required to make direct expenditures to comply with the Permitted Restrictions (for example, to bring its web site or the web site of the St. Louis Blues into compliance with the Permitted Restrictions), KCP shall reimburse Naming Rights Holder for such direct expenditures, provided that KCP shall not be required to reimburse Naming Rights Holder for any lost profits or other indirect costs or expenditures, and provided that prior to the implementation of any web site to be established, hosted and maintained by Savvis pursuant to Section 8 of Exhibit A, Savvis shall first submit the plan pursuant to which Savvis will establish and host such web site and KCP shall advise Savvis as to whether such plan or any portions thereof are inconsistent or not permitted under any then-existing Permitted Restrictions.

         c. Consultation on Permitted Restrictions. If requested by Naming Rights Holder, KCP agrees to consult with Naming Rights Holder annually with respect to the Permitted Restrictions.

5. Changes in Business of Naming Rights Holder; Changes in Savvis Direct Competitors.

         a. Naming Right Holder Business Changes. At the option of the Naming Rights Holder, at any one time during the period 45-60 days prior to an anniversary of the Naming Rights Effective Date, Naming Rights Holder may notify KCP of proposed changes to the Naming Rights Holder Business and corresponding proposed changes to the Savvis Direct Competitors to be effective as of the immediately forthcoming anniversary, along with all information reasonably requested by KCP to evaluate such proposed changes. Within 30 days after such notice and receipt of such information, KCP shall advise Naming Rights Holders as to the extent to which such proposed changes would be acceptable and the modifications, if any, to the Naming Fees and the extent of any other fees and charges payable by Naming Rights Holder as a condition to the effectiveness of such changes. Naming Rights Holder shall have 15 days after notice of such proposal to notify KCP that Naming Rights Holder has accepted or rejected such proposal. Failure by Naming Rights Holder to accept or reject such proposal shall be deemed a rejection of it for the forthcoming year only (Naming Rights Holder shall not be deemed to have waived any right to reissue such proposal or any portions of it in subsequent years). If Naming Rights Holder timely accepts such proposal from KCP, the parties shall take those actions necessary to effect such proposal, and the proposed changes shall become effective beginning on the forthcoming anniversary.

         b. Notice of Savvis Direct Competitors. KCP and Naming Rights Holder acknowledge and agree that the marketplace in which Naming Rights Holder operates is continually changing, and certain entities which Naming Rights Holder agrees are not currently Savvis Direct Competitors could become Savvis Direct Competitors in the future. At the option of the Naming Rights Holder, at any one time during the period 45-60 days prior to an anniversary of the Naming Rights Effective Date, Naming Rights Holder may notify KCP of persons and/or entities who Naming Rights Holder has a reasonable basis to believe is/are Savvis Direct Competitors (the "Direct Competitor Notice"). KCP shall have 30 days after receipt of such Direct Competitor Notice to notify the Naming Rights Holder that all or any such persons or entities are or are not Savvis Direct Competitors, as the case may be, with reasons stated therefor (an "Objection Notice"). Failure by KCP to send an Objection Notice in a timely manner shall be deemed an approval of all parties listed in the Direct Competitor Notice as Savvis Direct Competitors. If KCP accepts the designation of one or more persons/entities as Savvis Direct Competitors, then those persons/entities shall be considered Savvis Direct Competitors effective as of the forthcoming anniversary date of the Naming Rights Effective Date. For those person(s)/entity(ies) rejected by KCP, Naming Rights Holder shall have the option to protest KCP's determination pursuant to the Dispute Resolution Procedure for Minor Disputes set forth in Section 21, provided that Naming Rights Holder shall have the burden of proof to demonstrate that a person/entity is a Savvis Direct Competitor. In the event that KCP has an existing contract with a newly-determined Savvis Direct Competitor in the ordinary course of business which would impact Naming Rights Holder's advertising exclusivity hereunder, KCP shall have the right to complete the initial term of such contract without defaulting under this Agreement.

         c. Changes in Businesses of Existing KCP Sponsors. Provided that the Southwestern Bell Agreement is terminated in accordance with Section 26.i, KCP warrants that, as of the Naming Rights Effective Date, none of its existing agreements involving sponsorship rights interfere with the grant of exclusivity made to Naming Rights Holder as specified in Section 2.c. Subject to the limitation set forth below in this Section 5.c, KCP agrees that, with respect to sponsorships or other agreements involving sponsorship rights which are entered into after the Naming Rights Effective Date, in the event that a sponsor of KCP either changes the nature of its business or acquires another entity such that the sponsor becomes a Savvis Direct Competitor, and Naming Rights Holder and KCP agree that the sponsor is a Savvis Direct Competitor pursuant to the process set forth in Section 5.b, KCP agrees to terminate the sponsorship agreement with that sponsor effective fifteen (15) days after receipt of notice from Naming Rights Holder that a sponsor is a Savvis Direct Competitor, or fifteen (15) days after the completion of any process to determine whether a sponsor is a Savvis Direct Competitor, whichever is later. This provision shall not apply to, and KCP shall not be required to terminate, agreements involving sponsorship rights which are in effect as of the Naming Rights Effective Date during the existing term of such agreements, the existing term being the term in effect as of the Naming Rights Effective Date, provided that KCP agrees that the requirement for termination set forth in this Section 5.c shall apply in any future renewals or extensions of said existing sponsorship agreements.

6.       Naming Fees.


         a. Fees. In consideration of the benefits provided pursuant to this Agreement, Naming Rights Holder agrees to pay to KCP the following Naming Fees (consisting of the items under both Section 6.a.i and 6.a.ii below):

                  i. Provided that this Agreement is not terminated  pursuant to
         Section 26.i, upon receipt by Savvis of notice from KCP that the SWB Agreement has been terminated, Savvis shall issue to KCP an aggregate of 750,000 shares of common stock in Savvis, $.01 par value. On such date, Savvis shall deliver certificates representing such common stock in such names and such designations as shall be requested by KCP in writing not less than three business days prior to such delivery.

                  ii. For the fiscal period of [**], Savvis agrees to pay to KCP the sum of [**]. For each one year period thereafter, with each period beginning August 1 and continuing through July 31 (the "Fiscal Period"), Naming Rights Holder agrees to pay to KCP an amount equal to 105% of the amount paid during the previous Fiscal Period. Subject to the potential increase set forth in Section 6.c, the Naming Fees due shall be as follows:

                  Fiscal Period                      Amount Due
                  -------------                      ----------

                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];
                  [              **            ]       [**];

         b. Timing of Payments. For each Fiscal Period beginning with the period of [ ** ], Naming Rights Holder shall pay an amount equal to one-fourth of the amount due for that Fiscal Period on or before each of August 1, November 1, February 1 and May 1;

         c. Addition of NBA Franchise. Naming Rights Holder agrees that, in the event that an NBA franchise agrees to play its home games in the Arena, then KCP shall cause the Arena Advertising Inventory to include substantially those items described in Exhibit D. The Naming Fees due for the year in which such home games commence to be played shall increase by the escalating "NBA Sum," which shall be calculated as described below, unless an NBA franchise agrees to begin playing its games in the Arena in the middle of the NBA season, in which case the pro-rata portion of the NBA Sum shall be due for that year. The NBA Sum shall be the sum of [**] for the first year covered by this Agreement (Naming Rights Effective Date through July 31, 2001) and shall increase by the sum of five percent (5%) cumulative for each year thereafter. By way of example, if an NBA franchise decides to play its home games in the Arena beginning in the fifth year of this Agreement (August 1, 2004 through July 31, 2005), then the Naming Fees for that year shall increase by the sum of [**]. Naming Rights Holder acknowledges and agrees that if an NBA franchise begins to play its home games in the Arena prior to August 1, 2006, then the corresponding NBA Sum shall be due for that Fiscal Period and all subsequent Fiscal Periods, in addition to the stock transfer provided for in Section 6.a. Naming Rights Holder further acknowledges and agrees that if an NBA franchise begins to play its home games in the Arena on or after July 1, 2006, then the NBA Sum due for that Fiscal Period and all subsequent Fiscal Periods shall be in addition to the Naming Fees due under Section 6.a. The additional payments shall be made in equal installments on the dates other payments are due as provided in Section 6.b. In the event that the St. Louis NBA franchise or the St. Louis Blues play their home games in a location other than the Arena (excluding exhibitions or one-time appearances in other locations), then the Naming Fees shall decrease by the then-current annual NBA Sum. In the event that both the St. Louis NBA franchise and the St. Louis Blues play their home games in a location other than the Arena, the Naming Rights Holder shall have those termination rights set forth in
Section 15.

         d. Amounts Are in Addition to Current Sponsorship Fees. Naming Rights Holder agrees that the amounts due hereunder are in addition to any and all sponsorship and suite fees which may be due from Naming Rights

[**] CONFIDENTIAL TREATMENT REQUESTED

Holder or Bridge under separate sponsorship and/or suite agreements in effect as of Naming Rights Effective Date.

         e. Production Expenses. KCP agrees that all expenses related to the initial modification of the Arena and/or Arena Advertising Inventory and to the printing, manufacturing and installation of the Arena Advertising Inventory to reflect the change in the name of the Arena as provided for in this Agreement shall be paid by KCP unless otherwise noted in Exhibit A. Naming Rights Holder agrees that any expenses related to any other modification of the Arena Advertising Inventory, whether required as a result of the application of
Section  8 or  otherwise,  shall be the sole  responsibility  of  Naming  Rights
Holder.

7. Renewal - Right of First Negotiation. Provided that this Agreement has not otherwise been terminated, KCP agrees, beginning on the date three (3) years prior to the expiration of this Agreement, to negotiate exclusively and in good faith for a period of eighteen (18) months with Naming Rights Holder regarding an extension or renewal of this Agreement (the "Exclusive Negotiating Period"). Naming Rights Holder agrees that, in the event no agreement is reached to renew or extend this Agreement during the Exclusive Negotiating Period, KCP shall be free to negotiate with other parties regarding the terms set forth in this Agreement upon the expiration of the Exclusive Negotiating Period.

8.       Name  Changes;  Bridge's  Duty to Assume  Obligations  of Naming Rights
Holder.

         a. Change in Control of Savvis. In the event that a single entity, person or group (the "Acquiror") acquires or otherwise owns more than fifty percent (50%) of the voting shares of Savvis on a non-diluted basis and elects to change the name of Savvis, then Acquiror may request a name change (the "Proposed Name Change"), provided that the Proposed Name Change must be a name related to the actual or proposed corporate name or identity of the Acquiror, and provided that there is no Event of Default by Naming Rights Holder or Acquiror on the date on which the Proposed Name Change is submitted by Acquiror. KCP may, within sixty days after receipt of notice that Acquiror has requested the Proposed Name Change, either accept or reject such Proposed Name Change in KCP's sole discretion. If the Proposed Name Change is accepted by KCP, then Acquiror shall become the Naming Rights Holder and shall pay all expenses and costs incurred by KCP in modifying the Arena Advertising Inventory, Arena Graphic Logo and Arena Mark and any other reasonable actual expenses and costs incurred by KCP to effect such renaming.

                  i. Assumption by Bridge in Case of Rejection. If KCP rejects the Proposed Name Change, then Bridge shall replace Savvis as the Naming Rights Holder and shall become and be deemed the Naming Rights Holder, and Bridge shall be deemed to have assumed all rights and obligations applicable to the Naming Rights Holder under this Agreement and may rename the Arena, at Bridge's sole expense, in a manner consistent with its own Naming Rights Holder House Marks; provided, however, that if KCP determines that if Bridge's financial condition is such that it is not highly probable that Bridge will be able to perform all of its duties and obligations hereunder throughout the Term (hereinafter referred to as an "Acceptable Party"), KCP may disapprove of the assumption by Bridge. In the event that Bridge disputes KCP's determination that Bridge is not an Acceptable Party, then Bridge may elect to resolve that dispute pursuant to the Minor Dispute Resolution procedure set forth in Section 2(a) of this Agreement.

                  ii. Disapproval of Bridge. In the event that an arbitrator determines that Bridge is not an Acceptable Party, or in the event that Bridge does not dispute KCP's determination that Bridge is not an Acceptable Party, then the duties and obligations of the Naming Rights Holder shall revert back to Savvis and/or Acquiror, as constituted after the Change in Control, and Savvis and Acquiror shall also be responsible for any and all payments due and owing by Savvis and/or Naming Rights Holder at the time of the Change in Control. The parties agree that, in the event that Bridge is not accepted as the Naming Rights Holder pursuant to this Section 8.b(ii), then the Arena shall continue to be named the Savvis Center.

                  iii. Approval or Acceptance of Bridge. In the event KCP accepts Bridge's assumption of this Agreement pursuant to Section 8.a.i, or if Bridge is determined to be acceptable pursuant to the Minor Dispute Resolution process, and provided that Bridge satisfies all outstanding obligations of the Naming Rights Holder as of the date of assumption, then KCP agrees that Savvis and Acquiror shall, as of the date of assumption, no longer be liable for any duties or obligations set forth in this Agreement.

                  iv. Bridge Direct Competitor. In the event that Bridge becomes the Naming Rights Holder pursuant to this Section 8, KCP agrees that the term "Bridge Direct Competitor" shall be substituted for the term "Savvis Direct Competitor" and "Bridge Business" shall be substituted for "Naming Rights Holder Business" throughout this Agreement, and Bridge shall be entitled to the benefits afforded thereby, provided, however, that KCP shall be entitled to fulfill any and all contractual obligations pursuant to agreements entered into with Bridge Direct Competitors prior to the date on which Bridge becomes the Naming Rights Holder. Bridge further agrees that it shall not be entitled to seek an amendment to the definitions of Bridge Business and Bridge Direct Competitor, nor shall it be entitled to seek any additions to the list of Bridge Direct Competitors until the first allowed change of such items, as specified in Section 5.a and 5.b, immediately after the date of assumption of this Agreement by Bridge.

         b. Limit of One Name Change. The parties hereto acknowledge and agree that a total of only one name change shall be allowed during the Term.

9.       Arena Mark and Arena Graphics Logo.

         a. Development of Arena Mark and Arena Graphic Logo. The parties agree that KCP shall develop, at KCP's expense, the Arena Mark and the Arena Graphic Logo, provided that the final design of the Arena Mark and Arena Graphic Logo shall be subject to the approval of Naming Rights Holder, which approval shall not be unreasonably withheld, delayed or conditioned. Naming Rights Holder agrees that KCP shall own all right, title and interest, including without limitation the copyright, in and to the Arena Mark and the Arena Graphic Logo, subject to Naming Rights Holder's ownership of all intellectual property rights in and to the Naming Rights Holder House Marks. KCP shall license or acquire from the creator of the Arena Graphic Logo's "artist's design" sufficient rights, including but not limited to rights in any copyright, to permit unrestricted use of the Arena Graphic Logo trademark.

         b. License to Use Naming Rights Holder House Marks. The Missouri Corporation (as defined in Section 17.a) hereby grants to KCP a non-exclusive, royalty-free license to use Naming Rights Holder House Marks during the Term of this Agreement for the purpose of (i) using the Naming Rights Holder House Marks to advertise the Arena and Arena Events subject to the conditions herein and
(ii) for the purpose of allowing KCP to create, use, and own the Arena Mark and Arena Graphic Logo. Naming Rights Holder shall have prior approval rights with respect to any form of advertising of the Naming Rights Holder House Marks (excluding advertising containing Arena Mark or Arena Graphic Logo), provided that (1) such approval will not be unreasonably withheld or delayed, (2) the parties shall reasonably agree upon a mutually convenient process for such approvals to be requested and obtained, and (3) KCP shall not be obligated to resubmit a request for approval for proposed advertising similar to that which has already been approved. KCP agrees that it will cause to appear on or within all advertising, promotional or display material bearing the Naming Rights Holder House Marks, below and to the right of said marks or logos, the identification "(R) or "TM" or "SM" as will be designated by Naming Rights Holder. Each of Naming Rights Holder and the Missouri Corporation, if applicable, agrees that it will not, during the Term of this Agreement, attack the title or any rights of KCP in and to the Arena Mark or Arena Graphic or attack the validity of the license granted under this Section 9(b). KCP hereby agrees that its every use of Naming Rights Holder House Marks shall inure to the benefit of Naming Rights Holder and that KCP shall not at any time acquire any rights in Naming Rights Holder House Marks by virtue of any use KCP may make of them. The non-exclusive license to use the Naming Rights Holder House Marks shall not prevent Naming Rights Holder or, if applicable, the Missouri Corporation, from using the Naming Rights Holder House Marks in any manner whatsoever.

         c. License to Use Arena Mark and Arena Graphic Logo. KCP hereby grants Naming Rights Holder a non-exclusive, royalty-free license during the Term of this Agreement to use the Arena Mark and the Arena Graphic Logo in conjunction with the Naming Rights Inventory, the Naming Rights Holder Amenities and Naming Rights Holder's promotions and advertising. KCP shall have prior approval rights with respect to any form of advertising of the Arena Mark or the Arena Graphic Logo, provided that (1) such approval will not be unreasonably withheld, delayed or conditioned, (2) the parties shall reasonably agree upon a mutually convenient process for such approvals to be requested and obtained, and (3) Naming Rights Holder shall not be obligated to resubmit a request for approval for proposed advertising similar to that which has already been approved. Naming Rights Holder agrees that it will cause to appear on or within all advertising, promotional or display material bearing the Arena Mark or the Arena Graphic Logo, below and to the right of said Arena Mark or Arena Graphic Logos, the identification "(R)" or "TM" or "SM" as will be designated by KCP. KCP agrees that it will not, during the Term of this Agreement or thereafter, attack the title or any rights of Naming Rights Holder in and to Naming Rights Holder House Marks or attack the validity of the license granted under this Section 9(c). Naming Rights Holder hereby agrees that its every use of such Arena Mark or Arena Graphic Logo shall inure to the benefit of KCP and that Naming Rights Holder shall not, during the Term of this Agreement, acquire any ownership rights in the Arena Mark or the Arena Graphic Logo by virtue of any use Naming Rights Holder may make of them.

         Upon the termination of this Agreement or expiration of the Term, KCP agrees to cease any and all uses of the Naming Rights Holder House Marks, and all parties agree to cease any and all uses of the Arena Mark and the Arena Graphic Logo, provided that KCP shall have the right to distribute any materials in its inventory bearing one or more of the Naming Rights Holder House Marks, the Arena Mark or the Arena Graphic Logo for a period of six months from the date of termination of this Agreement or expiration of the Term. In the event that a substitution of the Naming Rights Holder occurs during the Term of this Agreement, the Naming Rights Holder House Marks of the substituted Naming Rights Holder shall be licensed according to the provisions of this Section 9 and the license to use the Naming Rights Holder House Marks of the Missouri Corporation and/or the former Naming Rights Holder shall terminate, subject to KCP's right to distribute materials in its inventory for a period of six months from the effective date of such substitution.

         d. Proper Use of Arena Mark and Arena Graphic Logo. Naming Rights Holder recognizes that KCP and the St. Louis Blues will establish a great deal of goodwill through their reputation and the representation of the Arena Mark and/or Arena Graphic Logo. Therefore, Naming Rights Holder shall not use, commercially exploit, permit the use of or permit the commercial exploitation of Arena Mark and/or Arena Graphic Logo in negative advertising, nor in any manner that is contrary to public morals or which has been found to be deceptive or misleading, or which reflects unfavorably on the good name, goodwill, reputation or image of KCP or the St. Louis Blues.

         e. Proper Use of Naming Rights Holder' Name, Logo and Marks. KCP recognizes the great value of the reputation and goodwill associated with the Naming Rights Holder House Marks. Therefore, KCP shall not use, commercially exploit, permit the use of or permit the commercial exploitation of the Arena Mark and/or Arena Graphic Logo or Naming Rights Holder House Marks in negative advertising, nor in any manner that is contrary to public morals or which has been found to be deceptive or misleading or which reflects unfavorably on the good name, goodwill, reputation or image of Naming Rights Holder.

         KCP acknowledges the importance of maintaining the high, uniform standards of quality in the products and services sold under the Naming Rights Holder House Marks and the interest Naming Rights Holder has in equally high, uniform standards of quality in the products and services sold under the Arena Mark and the Arena Graphic Logo. Therefore, KCP agrees to maintain and follow standards of quality which are comparable within the industry with respect to the type, nature or quality of the products or services sold under the Arena Mark and the Arena Graphic Logo and products or services advertised under the Naming Rights Holder House Marks. For the Arena Mark and the Arena Graphic Logo, KCP shall require its licensees to maintain and follow standards of quality as may be set by KCP from time to time, but in no circumstance shall the standards of quality be less than the standards which are comparable within the industry.

         f. Protection of Arena Mark and Arena Graphic Logo. Naming Rights Holder shall notify KCP immediately in writing of any infringements of the Arena Graphic Logo or Arena Mark which may come to Naming Rights Holder's attention. KCP shall have the sole right to determine, in good faith and in consultation with legal counsel, whether or not an infringement has occurred. If KCP determines that an infringement has occurred, KCP agrees, at its expense, to use commercially reasonable efforts to cause the infringer to cease and desist from the infringing actions, which efforts may include litigation. Each of Naming Rights Holder and, if applicable, the Missouri Corporation, agrees to cooperate fully with KCP in the event such enforcement actions are necessary. Each of Naming Rights Holder and, if applicable, the Missouri Corporation, retains the right, at its sole expense, to take any such action as necessary to protect the applicable Naming Rights Holder House Marks from infringement and other unlawful use, including any infringement that may be alleged in the field of goods and services that are now, and in the future, customarily provided at or related to the Arena or Arena Events.

10.      Warranties and Representations.

         a. By KCP. KCP warrants and represents to Naming Rights Holder the following as of the date this Agreement is entered into:

                  i. The execution, delivery and performance of this Agreement have been authorized by all necessary corporate action and that it has requisite right, power and authority to enter into and perform this Agreement and to grant the rights and licenses granted to Naming Rights Holder pursuant to this Agreement. KCP agrees to deliver to Savvis, upon execution of this Agreement, certified copies of all corporate resolutions authorizing the execution, delivery and performance of this Agreement;

                  ii. KCP is a Missouri limited liability company duly organized under the laws of the State of Missouri and is in good standing in the State of Missouri;

                  iii. Subject to the consents required in Section 10.a.i above, no consent of any other person or entity is required for execution by KCP of this Agreement and/or performance under this Agreement;

                  iv. Neither KCP nor the St. Louis Blues nor any affiliate of either of them has granted any rights pertaining to the subject matter of this Agreement to any party in a manner which would cause KCP to be in default under any such agreement or which prevents KCP from granting the rights and licenses to Naming Rights Holder under this Agreement;

                  v. There is no litigation pending nor is any litigation threatened against KCP relative to any of the matters which are the subject of this Agreement;

                  vi. KCP is the owner of the Arena and has a valid and existing ground lease pursuant to that certain Amended and Restated Sublease Agreement dated as of November 24, 1992, by and between KCP and Kiel Center Redevelopment Corporation (a copy of which has been delivered to Savvis) (the "Lease"), which Lease is in full force and effect as of the Naming Rights Effective Date and the term of which is scheduled to run throughout the Term of this Agreement, provided that the Lease is not otherwise terminated or otherwise cancelled;

                  vii. To the best of KCP's knowledge, there is no existing rule of the NHL, NBA or any league currently utilizing the Arena, nor are there any provisions in existing sponsorship contracts of KCP, which would prevent the Naming Rights Holder from enjoying substantially all of the benefits listed in Exhibit;

                  viii. Subject to the pending termination of the SWB Agreement as described in Section 26.i, neither KCP nor the St. Louis Blues nor any affiliate of either of them has granted any rights to any person or entity that are or could be inconsistent with or are or could be in conflict with the terms and conditions of this Agreement and/or the rights and benefits granted to Naming Rights Holder hereunder;

                  ix. This Agreement is made with KCP in reliance upon KCP's representations to Savvis, which by its execution hereof KCP hereby confirms, that Savvis Common Stock issued pursuant to Section 6.a.i (all such securities are referred to as the "Securities" for purposes of this Section 10) to be received by KCP will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that KCP has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, KCP further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities;

                  x. KCP understands that the Securities are not registered under the Securities Act of 1933, as amended (the "1933 Act,") on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the 1933 Act and that Savvis' reliance on such exemption is predicated on KCP's representations set forth herein;

                  xi. KCP represents that it is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and that it is experienced in evaluating and investing in companies such as Savvis, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment and has the ability to bear the economic risks of its investment. KCP further represents that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the information filed by Savvis with the Securities and Exchange Commission and that it has had, during the course of the transaction and prior to its execution hereof, the opportunity to ask questions of, and to receive answers from, Savvis concerning the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it has had access. KCP acknowledges that it has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Securities;

                  xii. KCP understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, KCP is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. KCP represents that, in the absence of an effective registration statement covering the Securities, KCP will sell, transfer or otherwise dispose of the Securities only in a manner consistent with their representations set forth herein and then only in accordance with the provisions of Section (xiii) hereof;

                  xiii. KCP agrees that in no event will it make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act), unless and until
         (i) KCP shall have notified Savvis of the proposed disposition and shall have furnished Savvis with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by Savvis, at the expense of KCP or the transferee, she shall have furnished to Savvis an opinion of counsel, reasonably satisfactory to Savvis, to the effect that such transfer may be made without registration under the 1933 Act;

                  xiv.     Legends; Stop Transfer

         a. All certificates for the Securities may bear the following or a substantially similar legend:

         THE  SECURITIES  REPRESENTED  BY  THIS  CERTIFICATE  MAY  NOT BE  SOLD,
TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO SAVVIS, THAT ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

         b. By Savvis. Savvis represents and warrants the following to KCP as of the date this Agreement is entered into:

                  i. That the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action and that it has requisite right, power and authority to perform this Agreement and to fulfill its duties and obligations to KCP pursuant to this Agreement. Savvis agrees to deliver to KCP, upon execution of this Agreement, certified copies of all corporate resolutions authorizing the execution, delivery and performance of this Agreement;

                  ii. Savvis is a Delaware corporation duly organized under the laws of the State of Delaware and is in good standing in the State of Delaware;

                  iii. No consent of any other person or entity is required for execution by Savvis of this Agreement and/or performance under this Agreement;

                  iv. Neither Savvis nor any of its affiliates have granted any rights pertaining to the subject matter of this Agreement to any party in a manner which would cause Savvis to be in default under any such agreement or which prevents Savvis from honoring its duties and obligations under this Agreement;

                  v. Neither Savvis nor any of its affiliates is a party or obligor to any agreement that is or could be inconsistent with or is or could be in conflict with the terms and conditions of this Agreement or the duties and obligations due to KCP hereunder;

                  vi. The Missouri Corporation (as defined in Section 17.a) is the owner of the entire right, title and interest in and to the Savvis House Marks it licenses under this Agreement, and that it has the sole right to grant the license herein;

                  vii. Savvis's counsel and general counsel shall provide to KCP, on the Naming Rights Effective Date, a legal opinion substantially in the form set forth in Exhibit F;

                  viii. The authorized capital stock of Savvis consists solely of (i) 250,000,000 shares of Common Stock, $.01 par value per share, of which 92,961,326 shares (as of August 8, 2000) are issued and outstanding on the date hereof, and (ii) 50,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. Except for 11,070,454 shares of Savvis Common Stock (as of August 15, 2000) reserved for issuance pursuant to options currently held by employees of Savvis, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon Savvis for the purchase or acquisition of any shares of its capital stock. The Company holds no shares of its capital stock in its treasury;

                  ix. As of the time such document was filed, all of the most recent documents which Savvis was required to file under the Securities Exchange Act of 1934, including without limitation Form 10-K and Form 10-Qs (the "Disclosure Documents"), all as filed with the Securities and Exchange Commission ("SEC"): (i) did not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (ii) complied in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such documents. Since the filing of the most recent Form 10-Q, no other document has been required to be filed by Savvis with the SEC which has not been filed;

                  x. Except as disclosed in the Disclosure Documents, there is no litigation pending or, to the knowledge of Savvis, threatened against Savvis which would have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement or its obligations thereunder;

                  xi. All of the shares of Savvis Common Stock to be issued to KCP pursuant to the terms of this Agreement, when issued pursuant to the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable, without violation of any preemptive or dissenters' or similar rights and in full compliance with all applicable securities laws.

         c. By Bridge. Bridge represents and warrants the following to KCP as of the date this Agreement is entered into:

                  i. That the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action and that it has requisite right, power and authority to perform this Agreement and to fulfill its duties and obligations to KCP pursuant to this Agreement;

                  ii. Bridge is a Missouri corporation duly organized under the laws of the State of Missouri and is in good standing in the State of Missouri;

                  iii. No consent of any other person or entity is required for execution by Bridge of this Agreement and/or performance under this Agreement;

                  iv. Neither Bridge nor any of its affiliates has granted any rights pertaining to the subject matter of this Agreement to any party in a manner which would cause Bridge to be in default under any such agreement or which prevents Bridge from honoring its duties and obligations under this Agreement;

                  v. There is no litigation pending nor is any litigation threatened against Bridge relative to any of the matters which are the subject of this Agreement; and

                  vi. Neither Bridge nor any of its affiliates has granted any rights to any person or entity that are or could be inconsistent with or are or could be in conflict with the terms and conditions of this Agreement or the duties and obligations due to KCP hereunder.

11. Not a Lease or License of the Arena. This Agreement will not constitute a lease or license of any part of the Arena; rather, it will represent a contractual obligation of KCP to provide to Naming Rights Holder certain advertising benefits.

12.      Force Majeure.

         a. Fire or Other Damage to Arena. If the Arena is damaged by fire, earthquake, act of God, the elements or other casualty or is condemned by an authority exercising the powers of eminent domain or the Arena is transferred in lieu of the exercise of such power so as to render the Arena unusable for its intended purpose at any time during the Term, and KCP reasonably determines that repairs and restoration of the Arena to the size, capacity and permitted use existing prior to the casualty cannot be completed within one year after the damage, then KCP shall have the option, but not the obligation, to repair the damage or loss. In such event, KCP shall notify Naming Rights Holder as to whether KCP shall effect such repair and restoration within thirty (30) days after the casualty. If KCP notifies Naming Rights Holder that KCP is electing not to effect such repairs and restoration, then Naming Rights Holder may elect, upon notice to KCP given within ninety (90) days after the date on of the event, that Naming Rights Holder will effect such repair and restoration provided the terms and conditions respecting such restoration are acceptable to Naming Rights Holder in its sole discretion, in which event this Agreement shall continue in full force and effect. If Naming Rights Holder does not elect to make such repairs and does not, in fact, make such repairs, this Agreement and all licenses granted hereunder shall terminate as of the date of such fire or other casualty and all prepaid license fees and other amounts shall be returned to Naming Rights Holder. If KCP reasonably determines that repairs and restoration of the Arena to the size, capacity and permitted use existing prior to the casualty can be completed within one year after the damage, then KCP shall effect such repairs and restoration and shall complete same within one year from the event. Naming Rights Holder may terminate this Agreement if such repairs or restoration is not completed by the end of such year. All prepaid Naming Fees and other prepaid charges relative to the period from and after termination of this Agreement promptly shall be reimbursed to Naming Rights Holder. The Term of this Agreement shall be extended by the period from the date of the event until such repairs and restoration are complete. In the event this Agreement terminates pursuant to this Section 12.a., then for a period of two years following the termination of this Agreement KCP agrees to afford the Naming Rights Holder at the time of such termination a right of first negotiation with respect to the Naming Rights and Naming Rights Inventory. KCP agrees to enter into exclusive negotiations with the Naming Rights Holder at the time of termination for a period of thirty days prior to entering into negotiations with any third party regarding the Naming Rights and Naming Rights Inventory. If the parties are unable to reach an agreement prior to the expiration of the thirty-day exclusive negotiating period, then KCP shall be free to negotiate with other parties regarding the Naming Rights and Naming Rights Inventory.

         b. Other. Except for those circumstances described in Section 12(a) hereof, neither party shall be liable or responsible for any failure to perform its obligations hereunder, which failure is caused or brought about in any manner beyond the control of such party including but not limited to strike, lockout, shutdown, act of God or other work stoppage, NBA, NHL or federal, state, or local government action or inaction (with respect to required approvals), the breakdown or failure of apparatus, equipment, or machinery employed in its supply of said services, any temporary stoppage for the repair, improvement, or enlargement thereof, or any other act or condition beyond its reasonable control, other than such party's inability to perform payment obligations. Subject to Section 12(a) hereof, upon any such event, the affected party's obligations hereunder shall be suspended and the other party shall have no right to terminate this Agreement or to seek damages, provided the affected party acts diligently to effect timely performance of its obligations.

         c. Abatement. In the event the Arena is not usable for a period of at least 30 days as a result of the events described under Section 12(a) or Section 12(b), the Term shall be extended for that period of time which the Arena was not usable.

         d. Reduction in Naming Fees. If the NHL players strike or the NHL owners lockout the players so that less than 40 regular season home games are played by the St. Louis Blues in the Arena during an NHL season, the Naming Fees due for the Fiscal Period covering that NHL Season shall be reduced by a percentage calculated using the number of regular season games lost (calculated by subtracting the number of regular season games played from 40) divided by the total number of events held during the full Fiscal Period prior to the season in which the games were lost (by way of example, if a strike occurs in the 2001-2002 Fiscal Period, the denominator shall be based on the number of Arena Events held during 2000-2001 Fiscal Period). In the event an NHL players' strike or owners' lockout prior to August 1, 2006, KCP agrees to credit Naming Rights Holder the corresponding amount as calculated pursuant to this paragraph in the Fiscal Period of August 1, 2006 - July 31, 2007. In the event that the credit owed to Naming Rights Holder exceeds the Naming Fees due for that Fiscal Period, the credit shall be applied in subsequent Fiscal Periods until credited in full. If an NBA Franchise elects to play its home games in the Arena during the Term, and if the NBA players strike or if the NBA owners lockout the players so that less than 41 regular season home games are played by that NBA Franchise in the Arena during an NBA season, then the NBA Sum due for the Fiscal Period covering that NBA season shall be reduced by a percentage calculated using the number of regular season games lost (calculated by subtracting the number of regular season games played from 41) divided by the total number of events held during the full year prior to the season in which the games were lost.

13.      Use; Upkeep and Maintenance.

         a. Maintenance. KCP agrees to cause the Arena to be maintained and operated in a good, clean, tenantable and sale repair, order and condition in a manner consistent with that generally applicable at other first-class arenas constructed substantially concurrently with the construction of the Arena.

         b. Compliance. KCP shall manage and operate the Arena in compliance with (i) all applicable and material federal, state and local laws, rules, ordinances and regulations (including, without limitation, building and fire codes); and (ii) any other material agreements or obligations imposed by any state or governmental authority with respect to the Arena, its operations, and/or Arena Events.

14.      Indemnification and Reimbursement.

         a. Indemnification By KCP. KCP hereby agrees to protect, defend and indemnify Naming Rights Holder and its respective officers, directors, shareholders, members, partners, agents and employees ("Naming Rights Indemnitees") harmless from and against (i) any and all claims, demands, causes of action, suits and judgments by third parties against the Naming Rights Indemnitees or any of them and (ii) losses, liabilities costs or expenses of any nature whatsoever, including reasonable attorneys' fees and the costs of discovery and expert witness fees incurred by Naming Rights Indemnitees or any of them, as a result of damage, loss or liability suffered by a third party arising directly or indirectly from or out of any acts or omissions by KCP, its officers, directors, agents, partners, subcontractors or employees relating to or arising out of the operation, maintenance and management of the Arena, or acts, omission or any breach of this Agreement by KCP except to the extent attributable to the negligence or willful misconduct of Naming Rights Holder or its respective officers, directors, shareholders, partners, members, agents and employees.

         b. Indemnification By Naming Rights Holder. Naming Rights Holder hereby agrees to protect, defend and indemnify KCP and its officers, directors, shareholders, members, partners, agents and employees ("KCP Indemnitees") harmless from and against (i) any and all claims, demands, causes of action, suits and judgments by third parties against the KCP Indemnitees or any of them and (ii) losses, liabilities costs or expenses of any nature whatsoever, including reasonable attorneys' fees and the costs of discovery and expert witness fees incurred by KCP Indemnitees or any of them, as a result of damage, loss or liability suffered by a third party arising directly or indirectly, from or out of any acts or omissions by Naming Rights Holder, its respective officers, directors, agents, partners, subcontractors or employees relating to the breach by Naming Rights Holder of its obligations hereunder or exercise or utilization by Naming Rights Holder of the rights granted hereunder, except to the extent attributable to the negligence or willful misconduct of KCP or its officers, directors, shareholders, partners, members, agents or employees.

15.      Termination/Remedies.

         a. Failure of Naming Rights Holder to Pay Amounts Due. In the event Naming Rights Holder fails to pay to KCP when due any sum required by this Agreement to be paid, and Naming Rights Holder shall fail, for a period of fifteen (15) days following receipt of written notice from KCP specifying such default, to cure such default by payment of the amount due plus interest, compounded daily, at the annual rate of 15% or, if less, the highest rate permitted by law from the date due, then KCP shall have the right to (i) terminate this Agreement upon the expiration of the cure period, (ii) remove immediately the Arena Mark and Arena Graphic Logo from the Naming Rights Inventory, and (iii) assert any and all other remedies which KCP may have pursuant to law or equity, notwithstanding Naming Rights Holder's option to avail itself of the Dispute Resolution procedure set forth in Section 21. KCP acknowledges and agrees that, in order to avoid termination, Naming Rights Holder may notify KCP that it is paying any amounts due "under protest," and Naming Rights Holder shall not waive its right to use the Dispute Resolution procedure in connection with the amounts paid.

         b. Failure of NHL or NBA Franchise to Play Home Games in the Arena. In the event that (i) the St. Louis Blues cease to play home games at the Arena for any reason other than a player or officials strike or owner lockout, (ii) no other NHL franchise plays its home games at the Arena, and (iii) no NBA franchise plays its home games at the Arena, then, subject to KCP's right to use the Dispute Resolution Process set forth in Section 21, Naming Rights Holder shall have a period of thirty (30) days, beginning on the date when the last remaining franchise plays its last home game in the Arena or announces that it will no longer play its home games in the Arena, whichever is later, in which to terminate this Agreement. Termination shall be effective upon delivery of notice of termination. If Naming Rights Holder elects to terminate the Agreement pursuant to this Section 15.b, neither party shall have further rights or remedies except for any remedies for a default prior to the date of termination.

         c. Default. A party shall be in default hereunder if any of the following events shall occur (each being an "Event of Default"), provided that nothing in this Section 15.c shall limit the termination rights set forth in Sections 15.a, 15.b or 6.c:

                  i. Such party fails to perform timely any of its other material obligations hereunder and such default shall continue for a period of thirty (30) days following receipt of written notice from the other party specifying such default. If the default specified in such notice is curable but of a nature such that it cannot be cured through the exercise of reasonable diligence within the thirty (30) day cure period, then such thirty (30) day cure period shall be extended to a period as is reasonable (but in no event more than 180 days subject to delay due to force majeure) to cure such default, provided the non-performing party has proceeded at all times and is continuing to proceed in a diligent and reasonable manner to cure;

                  ii. Such party becomes insolvent, or takes the benefit of any present or future insolvency or bankruptcy statue, or makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement, reorganization or readjustment of its indebtedness under the Federal bankruptcy laws or under any other law or statute of the United States or of any State thereof, or consents to the appointment of a receiver, trustee, or liquidator of all or substantially all of its property;

                  iii. By court order or decree such party is adjudged bankrupt or an order is made approving a petition filed by any of its creditors or by any of its stockholders or partners, seeking its reorganization or the readjustment of its indebtedness under the Federal bankruptcy laws or under any law or statute of the United States or any state thereof;

                  iv. An involuntary petition under any bankruptcy or insolvency law, or an action under present or future insolvency law or statute, is filed against such party and is not dismissed or stayed within 60 days after the filing thereof; or

                  v. Such party sells, conveys, assigns or otherwise transfers all or substantially all of its assets.

         d. Remedies in the Event of a Default. If either party is in default under Section 15(c) beyond applicable grace or cure periods for an event which constitutes a Major Dispute, then the other party shall be entitled to terminate the Agreement or seek specific performance, and in any event may sue for damages or exercise any remedy available to it in equity including, without limitation, injunctive relief. If either party is in default under Section 15(c) beyond applicable grace or cure periods for an event which constitutes a Minor Dispute, then the other party shall be entitled only to seek monetary relief. The Defaulting Party shall remain subject to the indemnification provisions set forth in Section 14. In any action under this Agreement, neither party shall be liable or responsible under any circumstances for any consequential or punitive damages.

         e. Surviving Provisions. In the event of a termination of this Agreement for any reason, the parties agree that all representations and warranties made under this Agreement and the indemnification provisions set forth in Section 14 for any claims, demands, causes of action, suits or judgments by third parties or losses, liabilities, costs or expenses which may arise on or before the effective date of termination.

16. Entire Agreement. This Agreement together with the Exhibits hereto constitutes the entire agreement between the parties and shall become a binding and enforceable Agreement among the parties hereto and their respective successors (including successors and to transferees of the Arena) and permitted assigns upon the Naming Rights Effective Date. No prior verbal or written agreement shall survive the execution of this Agreement. In the event of an alteration of this Agreement, the alteration shall be in writing and shall be signed by both parties in order for the same to be binding upon the parties.

17.      Assignments.

         a. By Naming Rights Holder. Subject to Section 8, this Agreement and the rights and obligations of Naming Rights Holder hereunder may not be assigned without the prior written approval of KCP, which approval may be withheld in the sole discretion of KCP; provided, however, that Savvis may, without the prior written approval of KCP, assign all or any portion of its rights and obligations hereunder to Savvis Communications Corporation, a Missouri corporation which is a wholly-owned subsidiary of Savvis (the "Missouri Corporation"), provided that, in the event of such an assignment, both Savvis and the Missouri Corporation shall be liable for all duties and obligations of Savvis/Naming Rights Holder hereunder.

         b.       By KCP.

                  i. Sale of Arena.  In the event KCP proposes to sell the Arena or any interest therein, KCP shall give Naming Rights Holder notice of the name, address phone and telefax numbers and e-mail address of the proposed purchaser, and the proposed closing date reasonably prior to the closing thereof but no less than sixty (60) days' prior to the closing date. KCP shall provide, as a condition to the consummation of such sale, that the purchaser shall expressly assume all obligations of KCP under this Agreement; provided, however, such purchaser shall be deemed to have acquired the Arena subject to this Agreement and to have assumed the obligations of KCP hereunder, provided that no prior approval of Naming Rights Holder or Bridge shall be necessary. All advertising, sponsorship and promotion arrangements and agreements to which such purchaser is a party shall be subordinate to this Agreement and KCP shall ensure that the purchase and sale agreement for the sale of the Arena or any interest therein shall provide for such subordination.

                  ii. To Affiliated Entity. KCP may assign its rights and obligations under this Agreement or its interest in the restricted stock transferred to KCP pursuant to Section 6.a to any of (i) EPL, LLC; (ii) EPL II, LLC (Paige Sports); (iii) EPL III, LLC; (iv) EPL IV, LLC; (v) Bill Laurie; (vi) Nancy Laurie; (vii) Paige Laurie; (viii) any entity 100% owned or controlled by Bill Laurie, Nancy Laurie or Paige Laurie; or (ix) any other entity whose ownership is identical to that of EPL II, LLC/Paige Sports. Such assignment shall be effective upon giving of notice to the Naming Rights Holder. In no event shall Naming Rights Holder be deprived of the benefits to be provided herein, and Naming Rights Holder shall be in all events be entitled to full credit for the stock delivered under Section 6.c. of this Agreement and all other Fees prepaid under this Agreement.

18. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (receipt of which is confirmed by the person to whom sent) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as will be specified by like notice, or to a substitute party at the address(es) for such substitute party as will be specified by a like notice):

         a.       If to KCP:

                  Mark Sauer
                  President and Chief Executive Officer
                  St. Louis Blues/Kiel Center
                  1401 Clark Avenue
                  St. Louis, Missouri  63103

                  Richard C. Thomas, President and CEO
                  Brent P. Karasiuk, COO and General Counsel
                  Paige Sports Entertainment
                  609 E. Broadway
                  Columbia, Missouri 65201

                  Richard R. Young, Esq.
                  Holme, Roberts & Owen, LLP
                  90 S. Cascade Avenue, Suite 1300
                  Colorado Springs, Colorado 80903-1615

         b.       If to Naming Rights Holder:

                  Robert A. McCormick
                  Chairman and CEO
                  Savvis Communications Corporation
                  717 Office Parkway
                  St. Louis, Missouri 63141

                  Savvis Communications Corporation
                  717 Office Parkway
                  St. Louis, Missouri  63141
                  Attn:  Steven M. Gallant, Esq.
                  General Counsel

         c.       If to Bridge:

                  Bridge Information Systems, Inc.
                  Attn: CEO
                  717 Office Parkway
                  St. Louis, Missouri  63141

                  Bridge Information Systems, Inc.
                  Attn: General Counsel
                  3 World Financial Center
                  New York, New York  10281

19. Governing Law: This Agreement will be governed by the laws of the State of Missouri without reference to principles of conflicts of laws. Where applicable, this Agreement shall be governed by United States federal trademark and copyright laws.

20. Confidentiality. Each party shall retain in confidence the existence and terms and conditions of this Agreement. No public disclosure of the existence of this Agreement or its terms and conditions shall be made unless such disclosure is approved in advance by KCP and Naming Rights Holder, provided, however, that either party shall have the right to disclose information about this Agreement if required by law. Upon the Naming Rights Effective Date, KCP and Savvis mutually agree that either party or both parties may publicly announce, through press releases or otherwise, that the parties have agreed to rename the Arena the Savvis Center; the terms and conditions of this Agreement shall not be made at such an announcement unless specifically approved in advance by KCP and Savvis.

21.      Dispute Resolution.

         a. Minor Dispute. All Minor Disputes (as defined above) shall be resolved by means of binding arbitration. The parties agree to use reasonable efforts to hold the arbitration within 10 business days of the declaration of a Minor Dispute, but in any event agree to seek to proceed to arbitration as expeditiously as possible. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                  i. A Minor Dispute shall be deemed "declared" when the party declaring such dispute gives Notice (as defined hereinafter) to the other.

                  ii. Arbitration shall be held in the City of St. Louis. The arbitrator(s) shall be selected according to the Commerical Arbitration Rules of the American Arbitration Association, it being understood that the parties' preference is to utilize arbitrators knowledgeable in sports business matters.

                  iii.  The  parties  shall  share  the   arbitrator(s)'   fees,
         regardless of the outcome of the arbitration.

                  iv. Except as may be required by law, neither party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties.

                  v. Rule R-36 of the January 1, 1999 Commercial Arbitration Rules of the American Arbitration Association shall at all times apply to the provisions of this Agreement.

         b. Major Dispute. All Major Disputes (as defined above) shall be mediated by the parties. In the event the parties are unable to resolve the dispute or concern amicably within 60 days of Declaration of a Major Dispute, the parties agree that the matter shall not be subject to arbitration or mediation, and the appropriate remedy, whether at law or in equity, if any, shall be through the courts. The parties agree that jurisdiction and venue for any action to resolve disputes arising under or based upon this Agreement shall be initiated and exclusively prosecuted in the Circuit Court of City of St. Louis, Missouri, except where federal jurisdiction is appropriate, in which case the action shall be initiated exclusively in U.S. District Court in St. Louis, Missouri.

         c. Attorneys' Fees and Expenses. In the event of a dispute between the parties, the non-prevailing party in any ensuing litigation shall pay the reasonable attorneys' fees and expenses of the prevailing party (including costs of discovery and expert witness fees.)

         d. Major and Minor Disputes Prior to August 1, 2006. The parties acknowledge that Naming Rights Holder shall be entitled to the following remedies in the event that Naming Rights Holder prevails in a Major or Minor Dispute prior to August 1, 2006 and it is determined that Naming Rights Holder is entitled to monetary damages or compensation:

                  i. Major Dispute. In the event that Naming Rights Holder is awarded monetary damages or compensation in connection with a Major Dispute prior to August 1, 2006, KCP agrees to pay to Naming Rights Holder the amount of monetary damages/compensation awarded. In the event that Naming Rights Holder also elects to terminate this Agreement in connection with such Major Dispute, KCP agrees to pay to Naming Rights Holder the sum of $5,500 for each day from the date of termination through and including July 31, 2006. Naming Rights Holder acknowledges and agrees that, in connection with any payment to be made pursuant to this paragraph, (i) KCP shall not be obligated to return any of the Savvis stock transferred pursuant to Section 6.a; (ii) KCP may repay the amounts due, if KCP so elects in its sole discretion, by transferring shares of Savvis Common Stock issued pursuant to this Agreement to the Naming Rights Holder, in which case KCP shall be credited for the transfer at the closing price of the Savvis stock on the date of the transfer; and (iii) no damages shall be due from KCP to the Naming Rights Holder for any lost profits or lost benefits by virtue of the Agreement being terminated prior to the expiration date.

                  ii. Minor Dispute. In the event that Naming Rights Holder is awarded monetary damages or compensation in connection with a Minor Dispute prior to August 1, 2006, KCP agrees to credit Naming Rights Holder the amount of the monetary damages/compensation awarded against the amounts owed for the Fiscal Period of August 1, 2006 - July 31, 2007, plus interest calculated at eight percent (8%) per annum credited through the date the damages/compensation are/is credited. In the event that the credit owed to Naming Rights Holder exceeds the Naming Fees due for the August 1, 2006 - July 31, 2007 Fiscal Period, the credit shall be applied in subsequent Fiscal Periods until credited in full.

22.      Counterparts.  This  Agreement  may be executed in  counterparts,  with signature of each such counterpart being deemed signature to all such counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

23. No Obligation to Sign Any Players. Naming Rights Holder acknowledges and agrees that neither KCP nor the St. Louis Blues can make any representations or warranties as to the success or competitive level of the St. Louis Blues or any other team which may play in the Arena during the Term. Therefore, Naming Rights Holder agrees that the consideration paid pursuant to this Agreement shall in no way be based on, or subject to, the performance of the St. Louis Blues or any other team which may play in the Arena during the Term, nor shall the consideration be based on, or subject to, the St. Louis Blues or any other team which may play in the Arena signing or engaging of any player, coach or general manager, or any other employee or independent contractor.

24. Number of Events. Subject to Naming Rights Holder's rights under Sections 12.d and 15.b, Naming Rights Holder acknowledges and agrees that KCP cannot make any representations or warranties as to the specific number or nature of the Arena Events during the Term, especially as such applies to touring events and concerts. Therefore, Naming Rights Holder agrees that the consideration paid pursuant to this Agreement shall in no way be based on, or subject to, the number and/or nature of the events that may play at the Arena during the Term.

25.      Insurance.

         a. By KCP. KCP shall maintain such insurance as is customarily maintained by owners of comparable facilities. Naming Rights Holder shall be named as an additional insured on such policies, where appropriate.

         b. By Naming Rights Holder. Naming Rights Holder agrees to maintain insurance as it deems appropriate. KCP shall be named as an additional insured on such policies, where appropriate.

26.      Miscellaneous.

         a. The term "herein" or "hereunder" mean and shall be deemed to mean "in this Agreement" or "under this Agreement," respectively.

         b. No action other than a notice by one party to the other specifically stating that such notice has the effect of waiver, shall constitute a waiver of any particular breach or default of such other party. No such waiver notice from either party shall waive the other party's failure to fully comply with any other term, condition, or provision of this Agreement, irrespective of any knowledge any KCP or Naming Rights Holder officer, employee, or agent may have of any breach or default of, or noncompliance with, such other term, condition, or provision. No waiver of full performance by either party shall be construed, or operate, as a waiver of any subsequent default of any of the terms, covenants and conditions of this Agreement. The payment or acceptance of fees or charges for any period after a default shall not be deemed a waiver of any right or acceptance of defective performance.

         c. All remedies available at law or in equity to either party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

         d. If any term or provision of this Agreement, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the same shall be reduced in scope and coverage to the extent necessary to render the same valid, and, if that is not possible, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid, and be enforced to the fullest extent permitted by law.

         e. KCP shall pay all entertainment taxes, personal property taxes, use taxes, and any other taxes or impositions on the rights granted to Naming Rights Holder under this Agreement, provided, however, that nothing in this paragraph shall relieve Naming Rights Holder, Savvis or Bridge from any obligations to pay suiteholder taxes which may be due on a suite rental which is the subject of a separate agreement.

         f. Naming Rights Holder will execute, and KCP shall cause its future lenders to execute, a consent and attornment agreement pursuant to which Naming Rights Holder will consent to the assignment of KCP's rights under this Agreement to KCP's future lenders subject to the agreement by such future lenders and their assigns to recognize the rights of Naming Rights Holder hereunder.

         g. This Agreement is intended only for the benefit of the parties hereto, the St. Louis Blues and any assigns or substitutes as expressly provided for in this Agreement. No other person or entity is intended to be benefited in any way by this Agreement, nor shall this Agreement be enforceable by any other person or entity.

         h.  KCP  will  not  modify  or  terminate   nor  will  KCP  permit  the
modification or termination of the agreement between KCP and the St. Louis Blues attached attached hereto as Exhibit E.

         i. The parties acknowledge that this Agreement and the rights and obligations set forth herein are contingent upon KCP's termination of its existing sponsorship agreement with Southwestern Bell (the "SWB Agreement"). In the event that KCP is unable to procure the termination of the SWB Agreement on or before September 5, 2000, then KCP shall so notify Savvis, and this Agreement shall immediately be null and void. Failure by KCP to provide such notice of termination on or before September 5, 2000 shall be deemed a failure to procure the termination of the SWB Agreement.

         j. The paragraph headings in this Agreement are for convenience only and shall not be used in the interpretation nor considered part of this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         KIEL CENTER PARTNERS, L.P.

         By:  NWL, LLC, General Partner

         By: /s/ Richard C. Thomas
            -----------------------------
           Name: Richard C. Thomas
           Title:   President and Manager

         SAVVIS COMMUNICATIONS CORPORATION


         By: /s/ Robert A. McCormick
            -----------------------------
           Name: Robert A. McCormick
           Title:   Chairman and CEO

For purposes of acknowledging any and all of its rights, obligations and agreements under the foregoing Agreement:

         BRIDGE INFORMATION SYSTEMS, INC.

         By: /s/ Thomas M. Wendel
            -----------------------------
            Name:   Thomas M. Wendel
            Title:  CEO

For purposes of acknowledging any and all of its rights, obligations and agreements under the foregoing Agreement:

         SAVVIS COMMUNICATIONS CORPORATION, a
           Missouri Corporation

         By: /s/ Steven M. Gallant
            -----------------------------
            Name:   Steven M. Gallant
            Title:  Vice President and General Counsel